UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Invesco Mortgage Capital Inc.

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IVR Invesco Mortgage Capital Inc.
Notice of 2017 Annual Meeting of Stockholders
Proxy Statement
Your vote is important
Please vote by using the Internet, the telephone
or by signing, dating and returning a proxy card
Invesco

A Letter to Our Stockholders

Dear Fellow Stockholder:

Our financial results For detailed information regarding our financial results, see our 2016 Annual Report on Form 10-K available at www. invescomortgagecapital. com.

During 2016, our company delivered attractive investment income and achieved further reductions in book value volatility consistent with management’s value proposition to stockholders. In a challenging market environment our company continued to position for the future and deployed capital in the best interests of stockholders through dividends and stock repurchases.

All members of the Board are very cognizant of the fact that we are here because you have entrusted us to be stewards of your investment. I would like to take this opportunity to highlight below a few of the many areas in which the Board focused its attention in 2016.

Executive Officer Succession We worked diligently and thoughtfully regarding succession planning associated with the planned retirement of our President and CEO.	Executive Officer Succession Planning and Promotions. Last year, our President and Chief Executive Officer, Rich King, announced that he would retire as of March 1, 2017. We are very grateful for Mr. King’s many valued contributions to the success of our company. The Board diligently and thoughtfully worked with our manager, Invesco Advisors, Inc., regarding the succession planning associated with Mr. King’s retirement. As announced, Mr. John Anzalone has become the Chief Executive Officer of the company, and Mr. Robson Kuster has become the President of the company, in addition to his Chief Operating Officer responsibilities. The company also announced the promotion of three members of the management team – Messrs. Kevin Collins, David Lyle and Jason Marshall. (Information regarding our Executive Officers is set forth in the Proxy Statement.) Your Board has full confidence in the abilities of the management team to continue to lead the company to achieve its objective of providing attractive risk-adjusted returns to you, our shareholders.

We are committed to strong governance. For more information regarding our corporate governance practices, see Corporate Governance beginning on page 9.	Board Composition and Effectiveness. The Board remains committed to ensuring that it is composed of a highly capable group of directors who are well-equipped to oversee the success of the company and effectively represent the interests of our stockholders. This year, we are recommending adding two new members to the Board, Carolyn B. Handlon and Dennis P. Lockhart, and announced Ms. Karen Dunn Kelley’s retirement from the Board at the end of this year as part of her planned retirement from our manager. Stockholders are asked to re-elect Ms. Dunn Kelley at this Annual Meeting so that she may continue to serve until her retirement from the Board at the end of the year. We encourage you to review the qualifications, skills and experience that we have identified as important attributes for directors of our company and how they match up to each of our directors.

It has always been the aim of the Board to operate in the most efficient and effective manner possible. Therefore, each year the Board, with the assistance of an external advisor, conducts an evaluation of the performance of our Board and each of its committees. Directors complete a detailed questionnaire regarding the Board, participate in one-on-one interviews with the advisor, receive in-person feedback from the advisor based on the questionnaires and interviews, and determine ways in which the Board can modify its activities to further enhance the operations of the Board and its committees.

We are externally managed

and our executive officers

are compensated by

our manager. For more

information regarding

our manager’s executive

compensation programs, see Compensation

Discussion and Analysis

beginning on page 19.

Executive Compensation and Our Management Agreement. We pay a fee to our manager to manage your company; we have no direct employees. Our manager, in turn, manages and determines compensation of its employees, including our executive officers. Our manager does, however, consult with your Board in an annual discussion of the philosophy, process, and structure of compensation. Accordingly, your board has the opportunity to understand the compensation of its executives and satisfy ourselves that they are not inconsistent with stockholder interests.

In addition, each year the Board’s independent directors engage in a review of the management agreement with our manager in the context of a review of peer company management fees. The Board is focused on ensuring that the management fee remains appropriate and in-line with market practices.

We are committed to stockholder engagement and encourage an open dialogue. For more information on how to communicate with our Board, see Important Additional Information beginning on page 39.	Stockholder Outreach and Communicating with the Board. As we conduct the activities of the Board, a key priority is ensuring robust outreach and engagement with you, the owners of the Company. The Board is committed to stockholder engagement and encourages an open dialogue. Please continue to share your thoughts with us on any topic as we value your input, investment and support. The Board has established a process to facilitate communication by stockholders with Board members. Communications can be addressed to the Board of Directors in care of the Office of the Secretary, Invesco Mortgage Capital Inc., 1555 Peachtree Street NE, Atlanta, Georgia 30309 or by e-mail to company.secretary@invescomortgagecapital.com.

Proxy statement summary For a convenient overview of the matters to be voted on at our Annual Meeting, see Proxy Statement Summary beginning on page 1.

Annual Meeting Invitation. You are cordially invited to attend the 2017 Annual Meeting of

Stockholders of Invesco Mortgage Capital, which will be held on Wednesday, May 3, 2017, at 2:00 p.m., Eastern Time, at Invesco’s Global Headquarters, located at 1555 Peachtree Street N.E., Atlanta, Georgia 30309.

Your vote is important and we encourage you to vote promptly. Whether or not you are able to attend the meeting in person, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials (“Notice”) on how to vote via the Internet or via the toll-free telephone number, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted.

On behalf of the Board of Directors, I extend our appreciation for your continued support.

Sincerely,

James S.Balloun
Chairperson

Notice of 2017 Annual Meeting of Stockholders

To our Stockholders:

The 2017 Annual Meeting of Stockholders of Invesco Mortgage Capital Inc. will be held at the following location and for the following purpose:

When	Wednesday, May 3, 2017, at 2:00 p.m., Eastern Time

Where	Invesco Mortgage Capital Inc.’s Headquarters 1555 Peachtree Street N.E. Atlanta, Georgia 30309

Items of business	1	To elect eight (8) directors to the Board of Directors to hold office until the annual meeting of stockholders in 2018;
	2	To hold an advisory vote to approve the company’s executive compensation;
	3	To hold an advisory vote on the frequency of holding future advisory votes on the company’s executive compensation;
	4	To appoint PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
	5	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Who can vote	Only holders of record of our common stock on March 6, 2017 are entitled to notice of and to attend and vote at the Annual Meeting and any adjournment or postponement thereof.

Review your Proxy Statement and vote in one of four ways:

Via the Internet Visit the web site listed on your Notice	By mail Sign, date and return a requested proxy card

By telephone Call the telephone number listed on your Notice	In person Attend the Annual Meeting of Stockholders in Atlanta, Georgia

By Order of the Board of Directors,

Robert H. Rigsby, Secretary
March 17, 2017

Proxy Statement Summary

This summary highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and the company’s Annual Report on Form 10-K for the year ended December 31, 2016 before voting.

Matters for stockholder voting
At this year’s Annual Meeting, we are asking our stockholders to vote on the following matters:
Proposal	Board vote recommendation	For more information:
1 Election of directors	FOR	See further below in this summary and page 3 for details
2 Advisory vote to approve the company’s executive compensation	FOR	See page 29 for details
3 Advisory vote on the frequency of future advisory votes on the company’s executive compensation	FOR EVERY 1 YEAR	See page 30 for details
4 Appointment of PricewaterhouseCoopers LLP for 2017	FOR	See page 31 for details

Election of directors
You are being asked to cast votes for eight directors, Mr. James Balloun, Mr. John S. Day, Ms. Carolyn B. Handlon, Mr. Edward J. Hardin, Ms. Karen Dunn Kelley, Mr. James R. Lientz, Jr., Mr. Dennis P. Lockhart and Mr. Gregory G. McGreevey, each for a one year term expiring in 2018. This proposal requires for each person the affirmative vote of a majority of votes cast at the Annual Meeting. Immediately below is information regarding the directors standing for election.

Key: A – Audit C – Compensation NCG – Nomination and Corporate Governance M – Member Ch – Chairperson
								Director qualifications
					Committee memberships
Name	Age	Director since	Independent	Other public boards	A	C	NCG

James S. Balloun Former Chairman and CEO, Acuity Brands, Inc.	78	2009	✓	0	M	M	M	∎	∎				∎
John S. Day Former Partner, Deloitte & Touche LLP	68	2009	✓	0	Ch	M	M		∎		∎		∎
Carolyn B. Handlon[1] EVP Finance and Global Treasurer, Marriott International	59	N/A	✓	0	M	M	M		∎		∎		∎
Edward J. Hardin Partner, Rogers & Hardin LLP	74	2014	✓	1	M	M	Ch		∎			∎	∎
Karen Dunn Kelley Senior Managing Director, Invesco Ltd.	56	2008	–	0	–	–	–		∎	∎			∎
James R. Lientz, Jr. Former COO, State of Georgia	73	2012	✓	0	M	Ch	M		∎	∎			∎
Dennis P. Lockhart[1] Former President and CEO of Federal Reserve Bank of Atlanta	70	N/A	✓	0	M	M	M		∎	∎	∎
Gregory G. McGreevey Senior Managing Director, Investments, Invesco Ltd.	54	2016	–	0	–	–	–		∎	∎			∎

1  Ms. Handlon and Mr. Lockhart are new nominees to the Board of Directors, and their respective service on the Board and each committee will commence upon their election at the 2017 Annual Meeting of Stockholders.

The table above highlights certain skills, knowledge or experiences of our directors and director nominees. The Board believes that all of the directors and director nominees are highly qualified. As the table above and biographies below show, the directors and director nominees have the significant leadership and professional experience, knowledge and skills necessary to provide effective oversight and guidance for the company’s strategy and operations. As a group, they represent diverse views, experiences and backgrounds. All the directors and director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the characteristics that are essential for the proper functioning of our Board.

Governance highlights

Independence	–	4 out of our 6 current directors are independent.
	–	All of our Board committees are composed exclusively of independent directors.

Independent chairperson	–	We have an independent Chairperson of our Board of Directors, selected by the independent directors.
	–	The Chairperson serves as liaison between management and the other independent directors.
Executive sessions	–	The independent directors regularly meet in private without management.
	–	The Chairperson presides at these executive sessions.
Board oversight of risk management	–	Our Board has principal responsibility for oversight of the company’s risk management process and understanding of the overall risk profile of the company.
Stock ownership requirements	–	Our non-executive directors must hold at least 12,500 shares of company common stock within five years of joining the Board.
	–	Our CEO must hold at least 60,000 shares of company common stock.
	–	All other executive officers have share ownership requirements.
Board practices	–

Our Board annually reviews its effectiveness as a group, responding to a questionnaire and one-on-one interviews coordinated by an independent external advisor that reports results of the annual review to the Board.

	–	Nomination criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.

Accountability	–	Directors must be elected annually by a majority of votes cast.
Insider trading restrictions	–	Our insider trading policy prohibits short selling, dealing in publicly-traded options, pledging and hedging or monetization transactions in our equity securities.

Additional information regarding the Annual Meeting
Please see General Information Regarding the Annual Meeting beginning on page 35 for important additional information regarding the Annual Meeting.

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invesco Mortgage Capital Inc. (“Board” or “Board of Directors”) for the Annual Meeting of Stockholders to be held on Wednesday, May 3, 2017, at 2:00 p.m. eastern time. Please review the entire Proxy Statement and the company’s 2016 Annual Report on Form 10-K before voting. In this Proxy Statement, except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to Invesco Mortgage Capital Inc., together with its consolidated subsidiaries, including IAS Operating Partnership LP, which we refer to as “our operating partnership”; “our manager” refers to Invesco Advisers, Inc., our external manager; “Invesco” refers to Invesco Ltd., together with its consolidated subsidiaries, the indirect parent company of our manager.

Proposal No. 1 – Election of Directors
General
Our Board of Directors currently has six directors, each of whom is serving a term of office that continues until the Annual Meeting in 2017, or until such director’s successor has been duly elected and qualified, or such director is removed from office or such director’s office is otherwise earlier vacated.

The Board has nominated James S. Balloun, John S. Day, Carolyn B. Handlon, Edward J. Hardin, Karen Dunn Kelley, James R. Lientz, Jr., Dennis P. Lockhart and Gregory G. McGreevey for election as directors of the company for a term ending at the 2018 Annual Meeting. Ms. Handlon and Mr. Lockhart are new director nominees. The Board is excited to welcome Ms. Handlon and Mr. Lockhart to its membership following the 2017 Annual Meeting and believes that they possess the skills and qualifications to make a significant contribution to our Board. This year, we announced Ms. Karen Dunn Kelley’s retirement from the Board at the end of this year as part of her planned retirement from our manager. Stockholders are asked to re-elect Ms. Dunn Kelley at this Annual Meeting so that she may continue to serve until her retirement from the Board at the end of the year. Further information regarding the nominees is shown on the following pages. Each nominee has indicated to the company that the nominee would serve if elected. We do not anticipate that any of our director nominees would be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Under our Bylaws, at any meeting held for the purpose of electing directors at which a quorum is present, each director nominee receiving the affirmative vote of a majority of the total votes cast with respect to such nominee at the meeting will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director is required under our Bylaws to submit the nominee’s resignation as a director. Our Nomination and Corporate Governance Committee would then make a recommendation to the full Board on whether to accept or reject the resignation. If the resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the vacancy or decrease the size of the Board. However, if the number of nominees exceeds the number of positions available for the election of directors, the directors so elected shall be those nominees who have received the greatest number of affirmative votes so long as such nominee also received at least an affirmative majority of the total votes cast in person or by proxy.

Recommendation of the board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE DIRECTOR NOMINEES. This proposal requires the affirmative vote of a majority of votes cast at the Annual Meeting.

Information about Director Nominees Listed below are the names, ages as of March 17, 2017, and principal occupations for the past five years of the director nominees. Director nominees for 2017
James S. Balloun Chairperson, Non-Executive Director Age 78 Director since 2009

James S. Balloun

James S. Balloun has served as our chairperson since October 2012, and as a director since July 2009. Mr. Balloun was previously the Chairman and Chief Executive Officer of Acuity Brands, Inc. from November 2001 until his retirement in September 2004 and was the Chairman, President and Chief Executive Officer of National Services Industries, Inc. prior to National Services Industries, Inc.’s spin-off of Acuity Brands in November 2001. Prior to joining National Services Industries, Inc., Mr. Balloun was with McKinsey & Company, Inc. from 1965 to 1996. Mr. Balloun received a B.S. degree from Iowa State University and an M.B.A. from Harvard Business School.

Board committees

Audit, Compensation, Nomination and Corporate Governance

Director qualifications:

∎

Former public company CEO, Executive Leadership: Mr. Balloun has extensive experience as both a chairman and chief executive officer of public companies in a variety of industries. Prior to fulfilling these senior leadership roles, Mr. Balloun had counseled management at some of the world’s largest companies during his over thirty-year career at one of the world’s most respected business consulting firms. Mr. Balloun’s broad appreciation for international business issues garnered over this extraordinary career has made him particularly valuable to our directors’ mix of skills.

∎

Public and private company board experience: Mr. Balloun is on the board of directors of Bright Light Systems Inc. and the Georgia Research Alliance Venture Fund. From 1997 to 2011, Mr. Balloun was a director of Radiant Systems, Inc. where he was the Chairman of the Nominating and Corporate Governance Committee from 1997 to 2011. From 2005 to 2010, 2009 to 2012 and 2012 to 2015, respectively, he served on the boards of Unisen/ StarTrac, Georgia Port Authority and Qcept Technologies, Inc.

John S. Day Non-Executive Director Age 68 Director since 2009

John S. Day

John S. Day has served as a director and as chairperson of the Audit Committee since July 2009. Mr. Day was previously with Deloitte & Touche LLP from 2002 until his retirement in December 2005. Prior to joining Deloitte & Touche LLP, Mr. Day was with Arthur Andersen LLP from 1976 to 2002. Mr. Day received a B.A. degree from the University of North Carolina and an M.B.A. from Harvard Business School.

Board committees

Audit (Chairperson), Compensation, Nomination and Corporate Governance

Director qualifications:

	∎	Financial and accounting expertise: Mr. Day has amassed extensive experience in finance and accounting, having served for nearly three decades at two of the world’s largest accounting firms. In keeping with his experience, Mr. Day is recognized by the Board as an audit committee financial expert under Securities and Exchange Commission (“SEC”) rules.

∎	Public and private company board experience: Mr. Day serves on the board of Lenbrook Square Foundation, Inc., where he was Chairman of the Board from 2012 to 2014 and is a member of the Finance, Compensation and Governance and Nominating Committees. From September 2007 to December 2011, Mr. Day served on the board of directors of Force Protection, Inc., where he was the Chairman of the Audit Committee, and from 2010 to 2014, Mr. Day served on the board of Edens Investment Limited Partnership, where he was Chairman of the Audit Committee.

Edward J. Hardin Non-Executive Director Age 74 Director since 2014

Edward J. Hardin

Edward J. Hardin has served as a director since February 2014 and as chairperson of the Nomination and Corporate Governance committee since May 2014. Mr. Hardin has been a partner of the law firm of Rogers & Hardin LLP since its formation in 1976 and is a member of its executive committee. Mr. Hardin received a B.A. degree from Wesleyan University and a J.D. degree from Vanderbilt University.

Board committees

Audit, Compensation and Nomination and Corporate Governance (Chairperson)

Director qualifications:

∎

Executive leadership, corporate governance, legal expertise: Mr. Hardin has spent over 40 years as a corporate and business lawyer in a leading Atlanta law firm, including service as a member of its executive committee. Mr. Hardin has extensive experience with legal and business issues facing public companies in a variety of industries. Mr. Hardin’s broad background is a valuable asset to the Board’s functioning on many of the decisions it is called upon to take.

∎

Public company board experience: Mr. Hardin has served more than 15 years on boards of directors of other public companies. Mr. Hardin serves on the Board of Grady Memorial Hospital Corporation where he is a member of both the Audit and Finance Committees. Mr. Hardin is Chairman of the Board of Gateway Center LLC, a homeless services provider, Co-Chairman of the regional Commission on Homelessness, a public private partnership of eight local governments and community leaders, and President of the Georgia Legal Services Foundation which supports indigent legal services.

Carolyn B. Handlon Non-Executive Director Nominee Age 59

Carolyn B. Handlon

Carolyn B. Handlon is a director nominee and currently serves as the Executive Vice President Finance and Global Treasurer of Marriott International (“Marriott”). In this role, Ms. Handlon leads Marriott’s corporate finance organization, overseeing the financial health and strategy of that company and deal evaluations ensuring the financial integrity of global investment opportunities. She has been with Marriott for 29 years and serving as EVP & Global Treasurer for the last 14 years with increasing span of duties over that period. Her current areas of responsibility include financial strategy and analysis, financial risk management, global capital markets, cash operations, hotel finance and mortgage banking. Prior to joining Marriott in 1987, Ms. Handlon worked for the Overseas Private Investment Corporation. Ms. Handlon holds a B.A. from Virginia Polytechnic Institute and State University and a M.B.A. from Indiana University.

Board committees

If elected to the Board of Directors, Ms. Handlon will serve on the Audit, Compensation, Nomination and Corporate Governance Committees.

Director qualifications:

∎

Financial and accounting expertise: Ms. Handlon is one of the key leaders at Marriott in the structuring of business combinations, spin-offs and joint ventures. Her record of successfully navigating turbulent economic recessions and capital market crises, preserving liquidity and financial stability for Marriott demonstrates her financial acumen and expertise. If elected to the Board of Directors and appointed to the Audit Committee, Ms. Handlon will qualify and be designated an audit committee financial expert under the SEC rules.

	∎	Civic and professional leadership: Ms. Handlon has served as the Chair of the Finance Committee of the Congressional Country Club in Bethesda, Maryland. She is a member of the Standard & Poor’s Issuers Advisory Council and the International Women’s Forum.

Karen Dunn Kelley Director Age 56 Director since 2008

Karen Dunn Kelley

Karen Dunn Kelley has served as a director since June 2008. Ms. Dunn Kelley is a Senior Managing Director of Invesco and served as the Senior Managing Director, Investments, of Invesco from 2011 until February 2017, with responsibilities including certain of Invesco’s global equities investment teams, equity trading and investment administration. Ms. Dunn Kelley has announced her retirement from the Board at the end of this year as part of her planned retirement from Invesco. From 2007 until 2011, she served as CEO of Invesco’s fixed income and cash management team. Ms. Dunn Kelley joined Invesco in 1989 and has also served as a money market portfolio manager and chief money market officer. Prior to joining Invesco, Ms. Dunn Kelley worked at Federated Investors (Pittsburgh) from 1986 to 1989, where she was involved in the asset management business aspect of the fixed income division. Ms. Dunn Kelley began her career at Drexel Burnham Lambert in 1982 on the Fixed Income High Grade Retail Desk where she served as vice president and assistant manager. Ms. Dunn Kelley graduated with a B.S. degree from the Villanova University College of Commerce and Finance.

Director qualifications:

∎

Executive leadership and industry experience: Ms. Kelley has in-depth experience of the investment aspects of the company’s operations, having served since 1982 in capacities of increasing responsibility within our manager’s fixed income and cash management business. Due to her over 30 years of varied roles in the investment management industry, Ms. Kelley has gained a broad understanding of the types of business and investment issues that are faced by companies similar to ours, and this experience has enabled her to provide effective counsel to our Board on many issues of concern to our management.

James R. Lientz, Jr. Non-Executive Director Age 73 Director since 2012

James R. Lientz, Jr.

James R. Lientz, Jr. has served as a director since May 2012 and as chairperson of the Compensation Committee since October 2012. Mr. Lientz has more than 35 years of experience in the banking industry and nearly eight in government service. Mr. Lientz served as President of C&S Bank of South Carolina from 1990 to 1992, President of Nationsbank of Georgia from 1993 to 1996 and President, Mid-South Division, of Bank of America from 1996 to 2001. His public sector work was as Chief Operating Officer of the State of Georgia from 2003 to 2010. Mr. Lientz is currently a partner with Safe Harbor Consulting, LLC. Mr. Lientz received a B.S. degree from Georgia Institute of Technology in 1965 and an M.B.A. from Georgia State University in 1971.

Board committees

Audit, Compensation (Chairperson) and Nomination and Corporate Governance.

Director qualifications:

∎

Executive leadership, industry experience and public sector leadership: Mr. Lientz has more than 35 years of broad experience in financial-corporate management, specifically within the financial services industry. In addition, he brings to our board a perspective on leadership developed in the private and public sectors, having served as the first Chief Operating Officer for the State of Georgia for seven years. Mr. Lientz’s depth and breadth of board and executive experience uniquely qualify him to provide guidance to our company.

	∎	Public and private company board experience: Mr. Lientz serves as a Director of the following private companies: Diversified Trust Company since 2015, Brand Holdings since 2015, MidCountry Financial Corp since 2010, and Georgia Banking Company since 2010. Mr. Lientz is a former Director of Georgia Power Company, BlueCross BlueShield of Georgia, NDC Health, J&J Invision and the Georgia Ports Authority.

Dennis P. Lockhart Non-Executive Director Nominee Age 70

Dennis P. Lockhart

Dennis P. Lockhart is a director nominee. Mr. Lockhart is the immediate past President and Chief Executive Officer of the Federal Reserve Bank of Atlanta, a position he held from March 2007 until his retirement on February 28, 2017. In addition, he served on the U.S. Federal Reserve’s chief monetary policy body, the Federal Open Market Committee from 2007 to February 2017. Mr. Lockhart served on the faculty of Georgetown University’s School of Foreign Service from 2003 to 2007, and as an adjunct professor at Johns Hopkins University’s School of Advanced International Studies from 2002 to 2007. During his academic service, Mr. Lockhart was chairman of the Small Enterprise Assistance Funds. Earlier he was a managing partner at Zephyr Management LP, president of Heller International Group, chairman of the advisory committee of the U.S. Export-Import Bank, and held various positions with Citigroup (formerly Citigroup/Citibank). Mr. Lockhart received a B.A. from Stanford University, a Master’s in international economics and American foreign policy from Johns Hopkins University, and an honorary doctoral degree from Georgia State University. Mr. Lockhart served as an officer in the U.S. Marine Corps Reserve from 1968 to 1974.

Board committees

If elected to the Board of Directors, Mr. Lockhart will serve on the Audit, Compensation, Nomination and Corporate Governance Committees.

Director qualifications:
∎

Executive leadership, finance and economic policy experience: Mr. Lockhart will bring a wealth of finance and economic policy experience to the Board given his 10 years of service with the U.S. Federal Reserve Bank system, including monetary policy and economic regulation. Importantly, Mr. Lockhart also has more than 30 years of experience in the private financial sector which will greatly benefit the Board.

∎	Civil and policy organization experience: Mr. Lockhart will also bring valuable perspectives and experience to the Board given his service as a director of the Metro Atlanta Chamber of Commerce from 2007 to present, the Commerce Club of Atlanta from 2007 to present, director of the World Affairs Council of Atlanta from 2010 to present, the Carter Center’s Board of Councilors from 2009 to present, trustee of the Georgia Research Alliance from 2016 to present, and the advisory board of the Andrew Young School of Policy Studies at Georgia State University from 2009 to present.

Gregory G. McGreevey Director Age 54 Director since 2016

Gregory G. McGreevey

Gregory G. McGreevey has served as a director since May 2016. Mr. McGreevey has served as Senior Managing Director, Investments, of Invesco since March 2017, with responsibility including certain of Invesco’s global equities investment teams, equity trading and investment administration. Previously, he was CEO of Invesco Fixed Income from 2011 to March 2017. Prior to joining Invesco, he was president of Hartford Investment Management Co. and executive vice president and chief investment officer (“CIO”) of The Hartford Financial Services Group, Inc. from 2008 to 2011. Additionally, he was the CIO for the Hartford’s Insurance business. From 1997 to 2008, Mr. McGreevey served as vice chairman and executive vice president of ING Investment Management – Americas Region, as well as business head and CIO for ING’s North American proprietary investments and chief executive officer of ING Institutional Markets. Before joining ING, Mr. McGreevey was president and CIO of Laughlin Asset Management and president and chief operating officer of both Laughlin Educational Services and Laughlin Analytics, Inc. Mr. McGreevey earned a B.B.A. from the University of Portland and an M.B.A. from Portland State University. He is a Chartered Financial Analyst.

Director qualifications:
∎

Executive leadership and industry experience: Mr. McGreevey has nearly 30 years of investment management industry experience, including as an investment professional and in a series of executive management positions. Mr. McGreevey’s deep experience with the fixed income and institutional investment products and his leadership of Invesco’s business in these areas will provide the Board with great insight into issues facing the industry.

Director independence

For a director to be considered independent, the Board must affirmatively determine that the director does not have any material relationship with the company either directly or as a partner, stockholder or officer of an organization that has a relationship with the company. Such determinations are made and disclosed pursuant to applicable New York Stock Exchange (“NYSE”) or other rules. In accordance with the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors and director nominees are independent and do not have a material relationship with the company: James S. Balloun, John S. Day, Carolyn B. Handlon, Edward J. Hardin, James R. Lientz, Jr. and Dennis P. Lockhart.

Director tenure

The tenure of our current directors ranges from one to nine years (since our inception). Our directors contribute a wide range of knowledge, skills and experience as illustrated in their individual biographies. We believe the tenure of the members of our Board of Directors provides the appropriate balance of expertise, experience, continuity and perspective to our board to serve the best interests of our stockholders.

As the Board considers new director nominees, it takes into account a number of factors, including nominees that have skills that will match the needs of the company’s long-term strategy and will bring diversity of thought, perspective, experience and background to our Board. For more information on our director nomination process, see Information about our Board and its Committees – the Nomination and Corporate Governance Committee below.

Corporate Governance
The Board has adopted Corporate Governance Guidelines.

Corporate governance guidelines

The Board has adopted Corporate Governance Guidelines (“Guidelines”) which are available in the corporate governance section of the company’s website at www.invescomortgagecapital. com (the “company’s website”). The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers and independent advisors, director compensation and the performance evaluation of the Board.

The Board is elected by stockholders to oversee our management team and to seek to assure that the long-term interests of the stockholders are being served.

The company has chosen to separate the chief executive officer and Board chairperson positions.

Board leadership structure

As described in the Guidelines, the company’s business is conducted day-to-day by its officers and its external manager, under the direction of the chief executive officer and the oversight of the Board, to enhance the long-term value of the company for its stockholders. The Board is elected by the stockholders to oversee the officers of the company and our external manager and to seek to assure that the long-term interests of the stockholders are being served. In light of these differences in the fundamental roles of the Board and management, the company has chosen to separate the chief executive officer and Board chairperson positions. The Board believes separation of these roles: (i) allows the Board more effectively to monitor and evaluate objectively the performance of the chief executive officer, such that the chief executive officer is more likely to be held accountable for his performance, (ii) allows the non-executive chairperson to control the Board’s agenda and information flow, and (iii) creates an atmosphere in which other directors are more likely to challenge the chief executive officer and other members of our senior management team. For these reasons, the company believes that this board leadership structure is currently the most appropriate structure for the company. Nevertheless, the Board may reassess the appropriateness of the existing structure at any time, including following changes in Board composition, in management, or in the character of the company’s business and operations.

Our Board has established a Code of Conduct.

Code of conduct

Our Board of Directors has established a code of ethics that applies to our officers, directors and independent contractors and to our manager’s officers, directors and personnel when such individuals are acting for or on our behalf (the “code of conduct”). Among other matters, our code of conduct is designed to deter wrongdoing and to promote:

	∎	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
	∎	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
	∎	compliance with applicable governmental laws, rules and regulations;
	∎	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
	∎	accountability for adherence to the code.
Any waiver of the code of conduct for our executive officers or directors may be made only by our Board of Directors or one of our Board committees. The code of conduct is posted on the company’s website. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the code of conduct by posting such information on the company’s website.

The Board has principal responsibility for oversight of the company’s risk management processes and for understanding the overall risk profile of the company.

Board’s role in risk oversight

We believe that risk oversight responsibility rests with the full Board of Directors. Therefore, the Board has principal responsibility for oversight of the company’s risk management processes and for understanding the overall risk profile of the company. Though Board committees routinely address specific risks and risk processes within their purview, the Board has not delegated primary risk oversight responsibility to a committee.

The company has in place an enterprise risk management committee consisting of executive and senior management. The committee meets regularly and maintains dialogue with the Board of Directors regarding the top risks of the company and mitigating actions to address them. In addition, since the company is externally managed by our manager, we rely upon the operational and investment risk oversight functions of our manager and its Invesco affiliates. In that regard, Invesco’s performance and risk professionals at its respective investment centers provide our manager and its affiliates with investment oversight facilitation and periodic monitoring of investment risks.

Our manager’s risk management framework provides the basis for consistent and meaningful risk dialogue up, down and across our manager and the company. Our manager’s Global Performance Measurement and Risk Group assesses core investment risks, while our manager’s Corporate Risk Management Committee assesses strategic, operational and all other business risks. A network of business unit, specific and geographic risk management committees, under the guidance and standards of the Corporate Risk Management Committee, maintains an ongoing risk assessment, management and monitoring process that provides a bottom-up perspective on the specific risk areas existing in various domains of our manager’s business. Our manager’s senior management regularly reviews with our Board of Directors risks inherent in the company’s business. By receiving these regular reports, the Board maintains a practical understanding of the risk philosophy and risk appetite of the company.

Through this regular and consistent risk communication, the Board has reasonable assurance that all material risks of the company are being addressed and that the company is propagating a risk-aware culture in which effective risk management is built into the fabric of the business.

The Board, with the assistance of the Nomination and Corporate Governance Committee, annually reviews its own performance.

Board’s annual performance evaluation

As part of its annual performance evaluation of the Board and each of its committees, the Board engages an independent external advisor to coordinate the Board’s self assessment by its members. The advisor prepares a questionnaire for our directors, performs one-on-one interviews with directors and prepares a report for the Board’s review. The advisor presents the report in person to the Board, and the Board discusses the evaluation to determine what action, if any, could improve Board and committee performance.

Information About the Board and Its Committees

Board of directors and committees

Our business is managed by our officers and our manager, subject to the supervision and oversight of our Board of Directors, which has established investment guidelines for our officers and our manager to follow in its day-to-day management of our business. A majority of our Board of Directors is “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications.

Our Board of Directors has formed an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee and has adopted charters for each of these committees. Each of these committees currently has four directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Board meetings and annual meeting of stockholders

During the calendar year ended December 31, 2016, the Board held eight meetings (not including committee meetings). Each director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served during 2016. The Board does not have a formal policy regarding Board member attendance at stockholder meetings. All of the directors then in office attended the Annual Meeting of Stockholders in 2016. The non-executive directors (those directors who are not officers or employees of Invesco and who are classified as independent directors under applicable NYSE standards) meet in executive session generally at each of the Board’s four in-person meetings each year and at least once per year during a regularly scheduled Board meeting without management. James S. Balloun, our chairperson and a non-executive and independent director, presides at the executive sessions of the non-executive directors.

Committee membership and meetings

The current committees of the Board are the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. The table below provides current membership information.

Committee membership M – Member Ch – Chairperson
Name	Audit	Compensation	Nomination and Corporate Governance
James S. Balloun	M	M	M
John S. Day	Ch	M	M
Edward J. Hardin	M	M	Ch
Karen Dunn Kelley	–	–	–
James R. Lientz, Jr.	M	Ch	M
Gregory G. McGreevey	–	–	–

Below is a description of each committee of the Board. The Board has affirmatively determined that each committee consists entirely of independent directors pursuant to rules established by the NYSE and rules promulgated under the Exchange Act.

The Audit Committee’s responsibilities include assisting the Board to oversee the company’s financial reporting.

The Audit Committee

The Audit Committee is chaired by Mr. Day and consists additionally of Messrs. Balloun, Hardin and Lientz. The committee met six times during 2016. Under its charter, the committee:

	∎	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules and is also “financially literate,” as defined under NYSE rules;
	∎	members are appointed and removed by the Board;
	∎	is required to meet at least quarterly;
	∎	periodically meets with the internal auditor and the independent auditor in separate executive sessions without members of senior management present;
	∎	has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties; and
	∎	reports to the Board regularly.

The committee’s charter is available on the company’s website. The charter sets forth the committee’s responsibilities, which include assisting the Board in fulfilling its responsibility to oversee (i) the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and independent auditor, and (iv) the company’s compliance with legal and regulatory requirements.

The Board has determined that all committee members are financially literate under the NYSE listing standards. The Board has further determined that each of Mr. Day and Ms. Handlon qualifies as an “audit committee financial expert” (as defined under the SEC’s rules and regulations), has “accounting or related financial management expertise” and is “independent” of the company under SEC rules and the NYSE listing rules.

The Compensation Committee’s responsibilities include administration of our equity plan and approving the compensation for non-executive directors.

The Compensation Committee

The Compensation Committee is chaired by Mr. Lientz and consists additionally of Messrs. Balloun, Day and Hardin. The committee met three times during 2016. Under its charter, the committee:

	∎	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules;
	∎	members are appointed and removed by the Board; and
	∎	has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties, including any compensation consulting firm.

The committee’s charter is available on the company’s website. The charter sets forth the committee’s responsibilities, which include (i) annually approving the compensation structure for, and reviewing and approving the compensation from the company, if any, of, senior officers, and overseeing the annual process for evaluating their performance, (ii) overseeing the administration of the company’s equity-based and other incentive compensation plans, (iii) assisting the Board with executive succession planning, and (iv) determining the compensation for the company’s non-executive directors.

In addition, the committee meets at least annually to review and make recommendations to the Board on the compensation of the company’s non-executive directors.

As a part of its review, the committee periodically engages FTI Consulting, Inc. as a third-party consultant to report on comparable non-executive director compensation practices and levels. The cost of services for work performed for the committee by FTI Consulting related to non-executive director compensation for 2016 amounted to $12,750. The company, on management’s recommendation, retained FTI Consulting to provide certain accounting services for the company in 2016. The costs of such services for 2016 amounted to approximately $812,730. Neither the committee nor the Board expressly approved the accounting services. After taking into consideration the NYSE’s independence standards, the committee determined that the compensation consultant is independent because (a) the compensation consulting team works exclusively for the committee and not for our management; (b) the compensation consulting practice group does not work with or report to the accounting services practice group, and (c) the compensation consulting team did not perform any other services on behalf of the company. No executive officer of the company is involved in recommending or determining non-executive director compensation levels. See Director Compensation below for a more detailed discussion of compensation paid to the company’s non-executive directors during 2016.

The Nomination and Corporate Governance Committee’s responsibilities include establishing procedures for identifying and evaluating potential nominees for directors.

The Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee is chaired by Mr. Hardin and consists additionally of Messrs. Balloun, Day and Lientz. The committee met four times during 2016. Under its charter, the committee:

	∎	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules;
	∎	members are appointed and removed by the Board; and
	∎	has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties.

The committee’s charter is available on the company’s website. The charter sets forth the committee’s responsibilities, which include (i) establishing procedures for identifying and evaluating potential nominees for director, (ii) recommending to the Board potential nominees for election and (iii) periodically reviewing and reassessing the adequacy of the Guidelines to determine whether any changes are appropriate and recommending any such changes to the Board for its approval. The candidates proposed for election in Proposal No. 1 of this Proxy Statement were unanimously recommended by the committee to the Board.

The committee believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including:
	∎	a high degree of personal and professional integrity;
	∎	ability to exercise sound business judgment on a broad range of issues;
	∎	sufficient experience and professional or educational background to have an appreciation of the significant issues facing public companies that are comparable to the company;
	∎	willingness to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and
	∎	being prepared to represent the best interests of the company and its stockholders and being committed to enhancing stockholder value.

The Board does not consider individual directors to be responsible for particular areas of the Board’s focus or specific categories of issues that may come before it. Rather, the Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider. In considering candidates for director nominee, the committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the Board’s balance of perspectives, backgrounds and experiences. While the committee routinely considers diversity as a part of its deliberations, it has no formal policy regarding diversity. With respect to current directors, the committee considers past participation in and contributions to the activities of the Board. The committee recommends director nominees to the Board based on its assessment of overall suitability to serve in accordance with the company’s policy regarding nominations and qualifications of directors.

The committee will consider candidates recommended for nomination to the Board by stockholders of the company. Stockholders may nominate candidates for election to the Board under Maryland law and our Bylaws. Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by a stockholder who is a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws. The manner in which the committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The committee will not evaluate a candidate recommended by a stockholder unless the stockholder’s proposal provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the company and to provide all of the information necessary to conduct an evaluation. For further information regarding deadlines for stockholder proposals, please see the section of this proxy statement below entitled Important Additional Information – Stockholder Proposals for the 2018 Annual Meeting.

Director compensation
A member of our Board of Directors who is also an employee of Invesco is referred to as an executive director. Executive directors do not receive compensation for serving on our Board of Directors. Under the terms of its charter, the Compensation Committee annually reviews and determines the compensation paid to non-executive directors. In reviewing and making recommendations on non-executive director compensation, the Committee considers, among other things, the following policies and principles:

∎	that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the company’s size and scope of business activities, including service on Board committees;

∎	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the company’s stockholders; and

∎	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its annual review, the committee engaged FTI Consulting, Inc. as a third-party consultant to report on comparable non-executive director compensation practices and levels. This report includes a review of director compensation at peer company mortgage REITs with an investment focus in the company’s target assets. Following the review of current market practices for directors of peer public companies, the Compensation Committee determined in May 2016 to increase the base fee, chairperson fee and audit committee chairperson fee, effective July 1, 2016, as set forth below. Each fee component is paid in quarterly installments in arrears.

Base fee	Each non-executive director received an annual base fee for services in the amount of $50,000, payable in cash. Effective July 1, 2016, the base fee was increased from $50,000 to $60,000.
Equity award	Each non-executive director received an annual equity award of $85,000, payable in shares of our common stock.
Chairperson fee	The Chairperson of the Board received an additional annual cash fee of $15,000. Effective July 1, 2016, the annual fee was increased from $15,000 to $30,000.
Audit Committee chairperson fee	The chairperson of the Audit Committee received an additional annual cash fee of $15,000. Effective July 1, 2016, the annual fee was increased from $15,000 to $20,000.
Compensation Committee chairperson fee	The chairperson of the Compensation Committee received an additional annual cash fee of $10,000.
Nomination and Corporate Governance Committee chairperson fee	The chairperson of the Nomination and Corporate Governance Committee received an additional annual cash fee of $10,000.

We also reimburse each of our non-executive directors for their travel expenses incurred in connection with attendance at Board of Directors and committee meetings. Non-executive directors do not receive any meeting or attendance fees.

Stock ownership policy for non-executive directors – All shares awarded to our non-executive directors are subject to the Non-Executive Director Stock Ownership Policy. The policy requires that within five years of the later of the effective date of the policy and the date of such director’s first appointment as a non-executive director each non-executive director achieve and thereafter maintain an ownership level of at least 12,500 shares. Until such ownership level is achieved, each non-executive director is required to continue to hold 100% of the shares received as compensation from the company.

The following table shows as of December 31, 2016 the status of our non-executive directors meeting the requirements of the policy.

Director name	Year service commenced	Total shares held (#)	Share ownership goal met
James S. Balloun	2009	38,391	✓
John S. Day	2009	30,891	✓
Edward J. Hardin	2014	18,069	✓
James R. Lientz, Jr.	2012	20,230	✓

Director compensation table for 2016
The following table sets forth the compensation paid to our non-executive directors for services during 2016.

Name	Fees earned or paid in cash($)[1]	Share awards ($)[2]	Total ($)
James S. Balloun	71,250	84,982	156,232
John S. Day	68,750	84,982	153,732
Edward J. Hardin	62,500	84,982	147,482
James R. Lientz, Jr.	62,500	84,982	147,482

1  Includes the annual base fee and, as applicable, additional Chairperson of the Board fee, Chairperson of the Audit Committee fee, Chairperson of the Compensation Committee fee and Chairperson of the Nomination and Corporate Governance Committee fee.

2  Reflects the full grant date fair value of such equity awards, determined in accordance with U.S. generally accepted accounting principles, as granted to each of our non-executive directors in payment of the quarterly equity award. Equity awards are fully vested as of the date of grant.

The following table presents the grant date fair value for each equity award made to each non-executive director during 2016.

Name	Date of grant 2/24/16 ($)	Date of grant 5/11/16 ($)	Date of grant 8/8/16 ($)	Date of grant 11/7/16 ($)	Total grant date fair value ($)
James S. Balloun	21,249	21,237	21,247	21,249	84,982
John S. Day	21,249	21,237	21,247	21,249	84,982
Edward J. Hardin	21,249	21,237	21,247	21,249	84,982
James R. Lientz, Jr.	21,249	21,237	21,247	21,249	84,982

The aggregate number of equity awards outstanding at December 31, 2016 for each of our non-executive directors was as follows:

Name	Total share awards outstanding (#)
James S. Balloun	25,891
John S. Day	25,891
Edward J. Hardin	14,819
James R. Lientz, Jr.	20,230

Information About the Executive Officers of the Company

The following is a list of individuals serving as executive officers of the company as of the date of this Proxy Statement. All company executive officers are elected annually by the Board and serve at the discretion of the Board or our Chief Executive Officer.

John M. Anzalone Chief Executive Officer

John M. Anzalone

Mr. Anzalone (52) has served as our Chief Executive Officer since March 2017. Prior to becoming CEO, Mr. Anzalone served as our Chief Investment Officer since the company’s inception in June 2009. Mr. Anzalone joined Invesco’s Fixed Income Division (“IFI”) in 2002, where he is a Senior Portfolio Manager and Head of Structured Securities Management. Mr. Anazlone also serves as a member of IFI’s Investment Strategy team, which is responsible for providing investment views for risk positioning and asset allocation across the platform. As the Head of the Structured Securities group, he is responsible for the application of investment strategy across portfolios consistent with client investment objectives and guidelines. Additionally, the team is responsible for analyzing and implementing investment actions in the residential, commercial mortgage-backed and asset-backed securities sectors. Mr. Anzalone began his investment career in 1992 at Union Trust. In 1994 he moved to AgriBank, FCB, where he served as a Senior Trader for six years. Mr. Anzalone is also a former employee of Advantus Capital Management where he was a Senior Trader responsible for trading mortgage-backed, asset-backed and commercial mortgage securities. Mr. Anzalone received a B.A. degree in Economics from Hobart College and an M.B.A. from the Simon School at the University of Rochester. Mr. Anzalone is a Chartered Financial Analyst.

Robson J. Kuster President and Chief Operating Officer

Robson J. Kuster

Mr. Kuster (43) has served as our President since March 2017 and our Chief Operating Officer since March 2011. Previously Mr. Kuster was Head of Research from July 2009 to March 2017. He also serves as head of structured securities research for Invesco Fixed Income at our manager’s parent, Invesco Ltd., since April 2007. There, Mr. Kuster is responsible for overseeing all structured securities positions across stable value and total return platforms. Additionally, he is closely involved in all structured product development efforts. From September 2002 to April 2007, Mr. Kuster was a credit analyst – structured securities. Prior to joining Invesco Ltd. in 2002, Mr. Kuster served as a credit analyst with Bank One Capital Markets, which he joined in 2000. Mr. Kuster received a B.A. degree in both Economics and American History from Cornell College and an M.B.A. from DePaul University. Mr. Kuster is a Chartered Financial Analyst.

Jason Marshall Chief Investment Officer

Jason Marshall

Jason Marshall (42) has served as our Chief Investment Officer since March 2017. He also serves as the Head of MBS Portfolio Management for our manager, Invesco Advisors Inc. Mr. Marshall entered the industry in 1997, working for PNC Financial Services Group Inc. before joining Invesco in 2007. He was most recently Vice President of Portfolio Management, with responsibility for the trading and strategic implementation of the Invesco’s MBS portfolio. Mr. Marshall earned a B.S. in finance from Indiana University of Pennsylvania and an M.B.A. with a concentration in finance from Duquesne University.

Richard Lee Phegley, Jr. Chief Financial Officer

Richard Lee Phegley, Jr.

Mr. Phegley (48) has served as our Chief Financial Officer since May 2014 and the Chief Financial Officer of Invesco Real Estate (“IRE”), our manager’s affiliated real estate team, since March 2016. Previously, Mr. Phegley served as the Global Head of Real Estate Investment Accounting for IRE from 2006 to March 2016. Before joining Invesco, Mr. Phegley was a Director and responsible for Private Equity Accounting at Archon Group LP from 2004 to 2006. Prior to 2004, Mr. Phegley served as a Senior Manager at KPMG LLP for two years and Arthur Andersen LLP for seven years managing audit engagements for public and private clients, including investment management clients. Mr. Phegley received a B.A. degree from Baylor University and an M.S. degree in Accountancy from the University of Houston. Mr. Phegley is a Certified Public Accountant.

Kevin Collins Executive Vice President Commercial Credit

Kevin Collins

Kevin Collins (37) has served as our Executive Vice President Commercial Mortgage Credit since March 2017. Previously, he served as a Managing Director and our Head of Commercial Mortgage Credit. He is also the Head of Commercial Mortgage-Backed Securities Credit for Invesco Fixed Income. His primary responsibilities include evaluating, selecting and positioning commercial mortgage-backed securities, commercial real estate loans and other real estate debt investments across Invesco-managed institutional and retail fixed income funds, including the company. Prior to joining Invesco in 2007, Mr. Collins structured various capital funding strategies, including bond securitizations and secured lending facilities, for banks and specialty finance companies during his tenure at Credit Suisse First Boston. Mr. Collins graduated with a B.S. in accounting from Florida State University and earned an M.B.A. from the Kellogg School of Management at Northwestern University.

David Lyle Executive Vice President Residential Credit

David Lyle

David Lyle (38) has served as our Executive Vice President Residential Credit since March 2017. Previously, Mr. Lyle was our Head of Residential Mortgage Credit. He is also the Head of Residential Mortgage-Backed Securities (RMBS) Credit for Invesco Fixed Income. His primary responsibilities include the evaluation and oversight of investments in Non-Agency RMBS, credit risk transfer securities, and residential whole loans for institutional and retail fixed income funds, including the company. Mr. Lyle has over 15 years of experience in the RMBS market. Prior to joining Invesco in 2006, Mr. Lyle spent three years at Friedman Billings Ramsey, where he was a Vice President in the Investment Banking ABS group. In this role, he participated in the financing, transaction management and analytics functions of the business. He also spent two years as an Analyst in the mortgage finance group at Wachovia Securities. Mr. Lyle graduated with a bachelor of engineering degree from Vanderbilt University.

Retired executives
Richard J. King Former President and Chief Executive Officer

Richard J. King

Mr. King (58) retired as our President and Chief Executive Officer on March 1, 2017. Mr. King had served in that position since June 2008. He was also a member of the Invesco Fixed Income senior management team, and was the Head of Structured Securities Investments at Invesco.

Executive Compensation

Compensation discussion and analysis

This section presents a discussion and analysis of the philosophy and objectives in the design and implementation of compensation programs for our executive officers. This section is divided into two parts. First, we review key highlights of the relationship with our manager and our management agreement to provide important context regarding our operations, including that all of our executive officers are employed by our manager or one of its affiliates. We then review the compensation program and philosophy of our manager and how compensation decisions are made for our executive officers.

We are externally managed and do not have any employees. Our executive officers are employees of our manager and do not receive compensation from us.

Our management agreement

We are externally managed by Invesco Advisers, Inc., a wholly-owned subsidiary of Invesco Ltd., pursuant to a management agreement, which provides that our manager is responsible for managing our affairs. As highlighted in the table below, we have no employees, including our executive officers. Our executive officers are employees of our manager (or one of its affiliates) and such individuals are engaged in additional capacities for our manager (or one of its affiliates). Our executive officers do not receive compensation from us, nor do we reimburse our manager for any of their compensation. Instead, our manager and its affiliates use the proceeds from the management fee, in part, to pay compensation to its officers and personnel, including our executive officers. No specific portion of the management fee is allocated to the compensation of our executive officers because these individuals manage or are associated with multiple Invesco products, and research and investment strategies employed may impact a number of products for which these individuals are responsible. As such, compensation for our executive officers reflects performance across all the products managed by them, and decisions are based on the principles and factors described below in Overview of our manager’s compensation program and philosophy. While each of these principles and factors is considered by our manager in making compensation decisions, our manager does not attempt to rank or assign relative weight to any factor but rather applies its judgment in considering them in their entirety.

However, for context of our executive officers’ compensation in relation to our management fee, we provide an estimate of aggregate compensation of our executive officers that may reasonably be associated with the company based on approximate total average assets of the company for 2016 compared to total average assets of products the executive officers managed or were associated with for 2016. With respect to our chief financial officer, we have included the amount of his compensation paid by our manager that is attributed to his work for the company. Applying such methodology to compensation of our executive officers for 2016, the total compensation of the named executive officers reasonably associated with their management of the company is $2.1 million, which represents 6% of the management fee paid by the company to the manager in 2016.

Highlights of our management agreement

	–	All of our executive officers are employees of our manager (or one of its affiliates) and are engaged in additional capacities for our manager (or one of its affiliates).

	–	Our manager is responsible for the compensation of our executive officers and other employees of our manager who provide services to the company. We do not pay any cash or equity compensation to our executive officers, do not provide pension benefits, perquisites or other personal benefits, and have no employment agreements or arrangements to make any payments upon termination from service as an officer.

	–	Our manager receives a management fee equal to 1.50% of our stockholders equity, subject to certain adjustments, which is used, in part, to pay the compensation of our manager’s employees who provide services to the company. However, no specific portion of the management fee is allocated to the compensation of our executive officers.

For additional information about our management agreement, see Certain Relationships and Related Transactions.

Our manager makes all decisions relating to the compensation of our executive officers based upon a number of objectives and principles.

Overview of our manager’s compensation program and philosophy

Our manager makes all decisions relating to the compensation of our executive officers based on such factors as our manager may determine are appropriate. However, our manager consults with the members of the Compensation Committee concerning the compensation policy of our manager that is applied to the individuals that serve as our executive officers. Our manager has structured its compensation programs at every level to achieve the following objectives:

∎	Alignment: align individual awards with client and shareholder success;
∎	Viability: reinforce our manager’s commercial viability by closely linking rewards to economic results at every level;
∎	Meritocracy: reinforce our manager’s meritocracy by differentially rewarding high- performers; and
∎	Retention: recognize and retain top talent by ensuring a meaningful mix of cash and deferred compensation.

Further, with respect to investment professionals, which include some of our executive officers, our manager applies the following compensation principles in making compensation decisions:

Investment performance	Qualitative assessment
Measure investment performance against indicators of client success on products for which the investment team is responsible	Ensure sufficient flexibility for management to exercise judgment over bonus funding outcomes, to ensure results make sense for Invesco and the team/ individual

Financial results	Risk management
Provide appropriate linkage to our manager’s financial results related to the investment team	Design plans that do not create risks that are reasonably likely to have a material adverse impact on Invesco

Balance
Balance pay for investment performance with economic outcomes

Components of our executive officers’ compensation and their purpose

Our manager utilizes a variety of compensation components to achieve its objectives. Our manager’s compensation program that applies to our executive officers consists of base salary and variable incentive compensation. The following table further describes each pay component, as well as its purpose and key measures.

Pay element	What it does		Key measures
Base salary	– – –

Provides competitive fixed pay

Reasonable base compensation for day-to-day performance of job responsibilities

Evaluated annually, generally remains static unless promotion or adjustment due to economic trends in industry

			– –	Experience, duties and scope of responsibility Internal and external market factors
Annual cash bonus	–	Provides a competitive annual cash incentive opportunity	–	Based upon annual investment performance and financial results of the investment products for which the investment team is responsible
Invesco annual deferral award (time-based vesting)	– – –	Along with annual cash bonus, provides a competitive annual incentive opportunity Aligns with Invesco client and shareholder interests Encourages retention by vesting in equal annual increments over four years	–	Based upon annual investment performance and financial results of the investment products for which the investment team is responsible
Invesco long-term equity awards (time-based vesting)	– – –	Recognizes long-term potential for future contributions to Invesco’s long-term strategic objectives Aligns with Invesco client and shareholder interests Encourages retention by vesting in annual increments over four years	–	Based upon annual investment performance and financial results of the investment products for which the investment team is responsible

Our executive officers’ incentive compensation is funded from an incentive pool which is the source of incentive compensation of all employees of Invesco Ltd.

Our executive officers’ annual incentive compensation is funded from an annual incentive pool which is the source of incentive compensation of all employees of Invesco Ltd. and its affiliates. Each year, the Invesco Ltd. compensation committee examines Invesco’s progress on multiple operating measures, Invesco’s progress toward achieving its strategic objectives and other factors, including pre-cash bonus operating income of Invesco (PCBOI), in setting the size of the incentive pool. The Invesco compensation committee uses a range of 34%-48% of Invesco PCBOI in setting the Invesco-wide incentive pool, though it maintains flexibility to go outside either end of this range in circumstances that it deems exceptional. Our executive officers are paid incentive compensation out of the Invesco-wide incentive pool taking into account the compensation principles set forth above.

For 2016, our executive officers’ compensation, in the aggregate, was apportioned 20% to fixed compensation and 80% to variable or incentive compensation.

We have an executive officer stock ownership policy to align the interests of our executive officers with our stockholders.

Executive officer stock ownership policy

In order to encourage the alignment of interests between our executive officers and our stockholders, we maintain an Executive Officer Stock Ownership Policy. The policy requires that, within five years of the date of such executive officer’s first appointment:

∎	the chief executive officer (“CEO”) achieve an ownership level of at least 60,000 shares;
∎	the president and chief operating officer achieve an ownership level of at least 35,000 shares;
∎	the chief investment officer achieve an ownership level of at least 35,000 shares;
∎	the executive vice presidents each achieve an ownership level of at least 25,000 shares; and
∎	the chief financial officer (“CFO”) achieve an ownership level of at least 7,000 shares.

Our CEO and CFO have achieved their respective ownership level requirements, and we expect our other executive officers will attain their respective ownership requirements within the time period prescribed by the policy.

Insider trading policy We maintain an insider trading policy, which prohibits short selling, dealing in publicly-traded options, pledging, hedging or monetization transactions in our securities.
We believe the structure of the management fee does not create an incentive for excessive or unnecessary risk-taking by our management team and reduces risks of conflicts of interest with our manager.

Certain risks related to our management fee

Because our management fee is calculated as a percent of stockholders equity, subject to specified adjustments, we believe the structure of the management fee does not create an incentive for management to take excessive or unnecessary risks and reduces risks of conflicts of interests with our manager. Stockholders equity as the basis for the calculation does not result in leveraged pay-out curves, steep pay-out cliffs or set unreasonable goals and thresholds, each of which can promote excessive and unnecessary risks. In addition, the management fee may not be increased or revised without the approval of our independent directors.

Consideration of prior advisory vote

Our Compensation Committee noted the significant support received in the 2016 advisory vote on executive compensation (approximately 96.4% of votes cast), and therefore it has determined that no changes were advisable based on the outcome of that vote.

Compensation committee report

The Compensation Committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

James R. Lientz, Jr. (chairperson)

James S. Balloun

John S. Day

Edward J. Hardin

Equity compensation plan information

(As of December 31, 2016) Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average Exercise price of Outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans approved by stockholders[1]	–	–	825,641

Equity compensation plans not approved by stockholders	–	–	–
Total	–	–	825,641

1 Represents the Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan

Compensation Committee Interlocks and Insider Participation
During 2016, the following directors served as members of the Compensation Committee: Mr. Lientz (chairperson) and Messrs. Balloun, Day and Hardin. No member of the Compensation Committee was an officer or employee of the company or any of its subsidiaries during 2016, and no member of the Compensation Committee was formerly an officer of the company or any of its subsidiaries or was a party to any disclosable related person transaction involving the company. During 2016, none of the executive officers of the company served on the board of directors or on the compensation committee of any other entity that has or had executive officers that served as a member of the Board of Directors or Compensation Committee of the company.

Report of the Audit Committee
Membership and role of the audit committee

The Audit Committee consists of Mr. Day (chairperson) and Messrs. Balloun, Hardin and Lientz. Each of the members of the Audit Committee is independent as such term is defined under the NYSE listing standards and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and independent auditor, and (iv) the company’s compliance with legal and regulatory requirements. The Audit Committee’s function is more fully described in its written charter, which is available on the corporate governance section of the company’s website.

Review of the company’s audited consolidated financial statements for the fiscal year ended December 31, 2016

The Audit Committee has reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2016 with the company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the company’s independent registered public accounting firm, the matters required to be discussed by professional auditing standards. The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed the independence of PwC with that firm. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee:
John S. Day (chairperson)
James S. Balloun
Edward J. Hardin
James R. Lientz, Jr.

Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors, with the approval of the stockholders, engaged PwC to perform an annual audit of the company’s consolidated financial statements for fiscal year 2016. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by PwC for fiscal year 2016 and by Grant Thorton LLP (“Grant Thornton”), our former independent auditors, for fiscal year 2015 for the audit of the company’s annual consolidated financial statements and for other services rendered by PwC in 2016 and Grant Thornton in 2015.

(amounts in thousands)	Year ended December 31, 2016	Year ended December 31, 2015
Audit fees[1]	$1,374	$1,016
Audit-related fees[2]	–	–
Tax fees[3]	–	–
All other fees[4]	–	–
Total	$1,374	$1,016

1  Audit Fees consist of fees and related expenses billed for the audit of the consolidated financial statements and services provided by PwC or Grant Thornton, as applicable, in connection with statutory and regulatory filings or engagements. The audit fees include fees and expenses in connection with quarterly and annual reports and the issuance of consents by PwC or Grant Thornton, as applicable, to be named in, and the use of their audit report in, our registration statements.

2 Audit-Related Fees consist of fees and expenses billed for assurance and related professional services. Neither PwC nor Grant Thornton performed any audit-related services.
3 Tax Fees consist of professional services related to federal and state tax compliance and tax planning. Neither PwC nor Grant Thornton performed any tax services.
4 All Other Fees consist of any fees and expenses for professional services not included in one of the other categories. Neither PwC nor Grant Thornton performed any other services.

Pre-Approval Process and Policy
All audit and non-audit services provided to the company and its subsidiaries by PwC during 2016 were either specifically approved or pre-approved.	The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditor. The policy is designed to ensure that the auditor’s independence is not impaired. The policy sets forth the Audit Committee’s views on audit, audit-related, tax and other services. It provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the Audit Committee or fall into one of the defined categories that have been pre-approved. The policy defines the services and the estimated range of fees for such services that the committee has pre-approved. The term of any such categorical approval is 12 months, unless the committee specifically provides otherwise, and the policy requires the related fee levels to be set annually. Where actual invoices in respect of any service are materially in excess of the estimated range, the committee must approve such excess amount prior to payment. The policy also prohibits the company from engaging the auditor to provide certain defined non-audit services that are prohibited under SEC rules. Under the policy, the Audit Committee may delegate pre-approval authority to one or more of its members, but may not delegate such authority to the company’s management. Under the policy, our management must inform the Audit Committee of each service performed by our independent auditor pursuant to the policy. Requests to the Audit Committee for separate approval must be submitted by both the independent auditor and our chief financial officer and the request must include a joint statement as to whether it is deemed consistent with the SEC’s and PCAOB’s rules on auditor independence.

Certain Relationships and Related Transactions
Our manager provides the day-to-day management of our operations pursuant to a management agreement between us and our manager.

Relationship to our external manager

In July 2009 we entered into a management agreement with our manager pursuant to which our manager provides the day-to-day management of our operations. The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. Our manager is entitled to receive from us a management fee. The management fee is equal to 1.50% of the company’s stockholders’ equity per annum, subject to specified adjustments, which is calculated and payable quarterly in arrears. We are also obligated to reimburse certain operating expenses related to the company incurred by our manager, including directors and officers insurance, accounting services, auditing and tax services, filing fees and miscellaneous general and administrative costs. The management agreement renews for one-year terms unless terminated by either us or our manager. Our manager is entitled to receive a termination fee from us, under certain circumstances.

Our executive officers are employees of Invesco. As a result, the terms of the management agreement between us and our manager were negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. Each year, in connection with the annual renewal of the management agreement, our Audit Committee reviews the management fee in the context of a review of peer company management fees. Our management fee structure, 1.50% of stockholders’ equity subject to specified adjustments, is the same as a large majority of the externally managed mortgage REITs we consider to be our peers. With respect to 2016, management fees paid or payable to our manager were approximately $34.5 million, and we reimbursed our manager approximately $7.0 million for operating expenses.

In connection with certain commercial real estate loan transactions in 2016, our manager’s affiliated real estate team provides certain services to our company. Our manager, on behalf of the affiliate, received a portion of the origination and commitment fees paid by borrowers related to such transactions in 2016 in an aggregate amount of $690,000.

We grant shares of our common stock to each non- executive director and grant equity awards to personnel of our manager who are not executive officers.	Grants of equity compensation to our manager, its personnel and its affiliates
We adopted the Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan (the “Equity Plan”) to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our manager and its affiliates and personnel of our manager. Our Equity Plan provides for grants of stock options, restricted stock, phantom shares, dividend equivalent rights and other equity-based awards.

We grant shares of our common stock to each non-executive director as part of such director’s compensation. In addition, we grant equity awards to personnel of our manager who are not our executive officers. We do not intend to grant equity-based awards to our executive officers.

Ownership of common stock by affiliates
Invesco, through our manager, beneficially owns approximately 1.3% of our outstanding common stock. Invesco, through Invesco Investments (Bermuda) Ltd., beneficially owns 1,425,000 units of the partnership interests of our operating partnership (“OP units”), which are convertible into our common stock.

We have granted our manager and its affiliate registration rights with regard to common stock and OP units owned by such entities.	Registration rights
We have entered into a registration rights agreement with regard to the common stock and OP units owned by our manager and Invesco Investments (Bermuda) Ltd., respectively, and any shares of common stock that our manager may elect to receive under the management agreement or otherwise. Pursuant to the registration rights agreement, we granted to our manager and Invesco Investments (Bermuda) Ltd., respectively: (1) unlimited demand registration rights to have the shares purchased by our manager or granted to it in the future and the shares that we may issue upon redemption of the OP units purchased by Invesco Investments (Bermuda) Ltd. registered for resale, and (2) in certain circumstances, the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain our manager as the manager under the management agreement.

Related Person Transaction Policy

Management is required to present for the approval or ratification of the Audit Committee all material information regarding an actual or potential related person transaction.	The Board of Directors has adopted written Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include the company’s executive officers, directors, director nominees, holders of more than five percent (5%) of the company’s voting securities, immediate family members of the foregoing persons, and any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person has a 5% or greater ownership interest. A “related person transaction” means a transaction or series of transactions in which the company participates, the amount involved exceeds $120,000, and a related person has a direct or indirect interest (with certain exceptions permitted by SEC rules).

Management is required to present for the approval or ratification of the Audit Committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the Audit Committee will approve or disapprove the transaction. Approval will be given only if the Audit Committee determines that such transaction is in, or is not inconsistent with, the best interests of the company and its stockholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the Audit Committee promptly.

Section 16(a) Beneficial Ownership Reporting Compliance

The company believes that all Section 16(a) filing requirements were complied with during fiscal year 2016.	Section 16(a) of the Exchange Act requires certain officers, directors and persons who beneficially own more than 10% of the company’s common stock to file reports of ownership and reports of changes in ownership with the SEC. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders were complied with during fiscal year 2016.

Proposal No. 2 - Advisory Vote on Executive Compensation

General
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd- Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We are externally managed and do not have any employees. Our executive officers are employees of our manager and do not receive compensation from us.

See Executive Compensation for additional detail on our Manager’s compensation programs related to our executive officers.

We are externally managed by our manager pursuant to a management agreement, which provides that our manager is responsible for managing our affairs. We have no employees, including our executive officers. Our executive officers, all of whom are employees of our manager (or one of its affiliates) and engaged in additional capacities for our manager (or one of its affiliates), do not receive compensation from us. Instead, we pay our manager a management fee, and our manager and its affiliates use the proceeds from the management fee, in part, to pay compensation to its officers and personnel, including our executive officers. No specific portion of the management fee is allocated to the compensation of our executive officers. Our manager makes all decisions relating to the compensation of our executive officers based on such factors as our manager may determine are appropriate. We did not pay, and do not intend to pay, any cash compensation to our executive officers, nor did we make any grants of plan-based awards, stock options or stock grants of any kind to any person who was then an executive officer for the fiscal year ended December 31, 2016. We do not provide our executive officers with pension benefits, perquisites or other personal benefits. We do not have any employment agreements with any persons and have no arrangements to make cash payments to our executive officers upon their termination from service as our officers or a change in control of the company.

Notwithstanding that we do not pay our executive officers compensation, we are required by the SEC to seek an advisory vote from our stockholders to approve the compensation of our executive officers as disclosed in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the company, our Board of Directors or the Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns. At the 2016 Annual Meeting of Stockholders, 96.4% of the votes cast were in favor of the advisory proposal to approve our named executive officer’s compensation. Under the Board’s current policy, stockholders are given an opportunity annually to cast an advisory vote on this topic. As provided in Proposal No. 3, stockholders are being asked to determine at this meeting the frequency of future advisory votes on the company’s executive compensation.

Recommendation of the board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. This proposal requires the affirmative vote of a majority of votes cast at the Annual Meeting.

Proposal No. 3 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
General
The Dodd-Frank Act also enables our stockholders to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory vote on the compensation of our named executive officers, as we do above in Proposal No. 2. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every year is the most appropriate alternative for the company at this time, and therefore our Board of Directors recommends that you vote for an annual interval for the advisory vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the preferred frequency with which the company is to hold the advisory vote by the stockholders on executive compensation. However, because this vote is advisory and not binding on the Board of Directors or the company, the Board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation of the board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF EVERY ONE YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE TO PROVIDE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. The voting requirements for this proposal are described in the Questions and answers about voting your common shares section of this Proxy Statement.

Proposal No. 4 - Appointment of Independent Registered Public Accounting Firm

General

The Audit Committee of the Board has proposed the appointment of PwC as the independent registered public accounting firm to audit the company’s consolidated financial statements for the fiscal year ending December 31, 2017 and to audit the company’s internal control over financial reporting as of December 31, 2017.

During and for the fiscal year ended December 31, 2016, PwC audited and rendered opinions on the financial statements of the company and certain of its subsidiaries. PwC also rendered an opinion on the company’s internal control over financial reporting as of December 31, 2016. See Fees Paid to Independent Registered Public Accounting Firm above. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Previous independent registered public accounting firm
During and for the fiscal year ended December 31, 2015, Grant Thornton audited and rendered opinions on the financial statements of the company and certain of its subsidiaries. Grant Thornton also rendered an opinion on the company’s internal control over financial reporting as of December 31, 2015.

On February 23, 2016, the company notified Grant Thornton of its decision to dismiss Grant Thornton, effective as of that date, and to appoint another independent registered public accounting firm, PwC. The decision to change independent registered public accounting firm was approved by the company’s Audit Committee.

Grant Thornton’s reports on the company’s financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2015 and 2014, and in the subsequent period through February 23, 2016, the date of Grant Thornton’s dismissal, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with their reports on the company’s financial statements for such periods.

During the two fiscal years ended December 31, 2015 and 2014, or in the subsequent period through February 23, 2016, there was one “reportable event” (as defined in Item 304(a) (1)(v) of Regulation S-K) related to a material weakness in the company’s internal control over financial reporting disclosed in the company’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K/A”) and subsequent related filings. As disclosed in Item 9A to the 2014 Form 10-K/A, the company’s management concluded that as of December 31, 2014, there was a material weakness in the company’s internal control over financial reporting related to the analysis and review of appropriate accounting treatment for the company’s credit risk transfer securities issued by government-sponsored enterprises and interest-only strips of residential mortgage-backed securities guaranteed by a U.S. government agency. Grant Thornton’s audit report included in the 2014 Form 10-K/A with respect to the company’s internal control over financial reporting opined that the company did not maintain effective internal control over financial reporting as of December 31, 2014 because of this material weakness. The subject matter of this material weakness was discussed by the company’s management and the Audit Committee with Grant Thornton. The Audit Committee authorized Grant Thornton to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness. As discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the material weakness has been fully remediated.

Recommendation of the board
THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If the appointment is not approved, the Audit Committee may reconsider the selection of PwC as the company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Security Ownership of Principal Stockholders
The following table sets forth the common stock beneficially owned as of March 6, 2017 by each stockholder known to us to beneficially own more than five percent of the company’s outstanding common stock. The percentage of ownership indicated in the following table is based on 111,604,609 shares of common stock outstanding as of March 6, 2017.

Name and address of beneficial owner	Amount and nature of beneficial ownership[1]	Percent of class (%)

Thornburg Investment Management Inc., 2300 North Ridgetop Road, Santa Fe, NM 87506	11,300,050[2]	10.1

BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	10,201,568[3]	9.1

The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355	8,501,796[4]	7.6

Brian Taylor and Pine River Capital Management L.P., 601 Carlson Parkway, 7th Floor, Minnetonka, MN 55305	6,427,162[5]	5.8

1 Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and dispositive power with regard to the shares beneficially owned by such owner.
2 Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 8, 2017 by Thornburg Investment Management Inc.

3  Information obtained solely by reference to the Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc. which reflects sole voting power with respect to 9,923,634 shares of common stock and sole dispositive power with respect to 10,201,568 shares of common stock.

4  Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group, which reflects sole voting power with respect to 134,737 shares of common stock, shared voting power with respect to 13,578 common shares of common stock, sole dispositive power with respect to 8,359,469 shares of common stock, and shared dispositive power with respect to 142,327 shares of common stock.

5  Information obtained solely by reference to the Schedule 13G filed with the SEC on February 7, 2017 by Brian Taylor and Pine River Capital Management L.P. and Brian Taylor, which reflects shared voting power with respect to 6,427,162 shares of common stock and shared dispositive power with respect to 6,427,162 shares of common stock.

Security Ownership of Management

The following table lists the shares of common stock beneficially owned as of March 6, 2017 by (1) each director and director nominee, (2) each executive officer, and (3) all current directors, director nominees and executive officers as a group. The percentage of ownership indicated below is based on 111,604,609 shares of the company’s common stock outstanding on March 6, 2017.

Beneficial ownership reported in the below table has been determined according to SEC regulations and includes common stock that may be acquired within 60 days after March 6, 2017. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. Individual directors, director nominees and executive officers, as well as directors and executive officers as a group, beneficially own less than 1% of our common stock.

Name	Shares owned

John Anzalone	60,107

James S. Balloun[1]	39,755

Kevin Collins	14,059

John S. Day	32,255

Carolyn B. Handlon	–

Edward J. Hardin	19,433

Karen Dunn Kelley	25,000

Robson J. Kuster[2]	32,061

James R. Lientz, Jr.	21,594

Dennis P. Lockhart	500

David Lyle[3]	9,568

Jason Marshall	21,210

Gregory G. McGreevey	–

Richard Lee Phegley, Jr.	8,657

All directors, director nominees and executive officers as a group (14 persons)	284,199

1 Includes 7,500 shares held by spouse of Mr. Balloun.
2 Includes 21,299 shares held by spouse of Mr. Kuster.
3 Includes 500 shares held by spouse of Mr. Lyle.

General Information Regarding the Annual Meeting
Questions and answers about voting your common shares
Q. Why did I receive this Proxy Statement?
You have received these proxy materials because the company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting on May 3, 2017. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the SEC.
Q. What is a proxy?
A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual Meeting: James S. Balloun, Chairperson of the Board of Directors; John M. Anzalone, Chief Executive Officer; Robson J. Kuster, President and Chief Operating Officer; Richard Lee Phegley, Jr., Chief Financial Officer and Robert H. Rigsby, Vice President and Secretary.
Q. Why did I not receive my proxy materials in the mail?

As permitted by rules of the SEC, we are making this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“Annual Report”) available to our stockholders electronically via the Internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On March 17, 2017, we mailed to stockholders of record as of the close of business on March 6, 2017 (“Record Date”) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.
Q. Who is entitled to vote?
Each holder of record of company common stock on the Record Date is entitled to attend and vote at the Annual Meeting.
Q. What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

∎ Stockholders of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare, our transfer agent.

∎ Beneficial owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?” below for additional information.

∎ The company has requested banks, brokerage firms and other nominees who hold shares of our common stock on behalf of beneficial owners of the shares as of the close of business on the Record Date to forward the Notice to those beneficial owners. The company has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Q. How many votes do I have?

Every holder of a share of common stock on the Record Date will be entitled to one vote per share for each Director to be elected at the Annual Meeting and to one vote per share on each other matter presented at the Annual Meeting. On the Record Date, there were 111,604,609 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Q. What proposals are being presented at the Annual Meeting?
The company intends to present proposals numbered one, two, three and four for stockholder consideration and voting at the Annual Meeting. These proposals are for:

1	Election of eight (8) members of the Board of Directors;

2	Advisory vote to approve the company’s executive compensation;

3	Advisory vote on the frequency of future advisory votes on the company’s executive compensation; and

4	Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm.

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, the company does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

Q. How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:

∎ FOR the election of the eight (8) directors nominated by our Board and named in this proxy statement;

∎ FOR the approval, on an advisory basis, of the compensation of our named executive officers;

∎ FOR EVERY 1 YEAR for the advisory vote on the frequency of future advisory votes on the company’s executive compensation; and

∎ FOR the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm.

Q. How do I attend the Annual Meeting?
All stockholders are invited to attend the Annual Meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own company common stock as of the close of business on the Record Date and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at 1:00 p.m. Eastern Time and the Annual Meeting will begin at 2:00 p.m. Eastern Time.

∎ If your company shares are registered in your name and you received or accessed your proxy materials electronically via the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual Meeting.

∎ If you received your proxy materials by mail and voted by completing your proxy card and checked the box indicating that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the Annual Meeting.

∎ If your company shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned our common stock on the Record Date. You should report to the check-in area for admission to the Annual Meeting.

Q. How do I vote and what are the voting deadlines?
You may vote your shares in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

∎ Via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Time on May 2, 2017, by accessing the web site http://www.envisionreports.com/IVR and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

∎ By telephone: You can submit a proxy by telephone until 11:59 p.m. Eastern Time on May 2, 2017, by calling toll-free 1-800-652-VOTE (8683) (from the U.S. and Canada) and following the instructions.

∎ By mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on May 2, 2017.

Even if you plan to be present at the Annual Meeting, we encourage you to vote your common stock by proxy using one of the methods described above. Stockholders of record who attend the meeting may vote their common stock in person, even though they have sent in proxies.

Q. May I change or revoke my vote?
Yes. You may change your vote in one of several ways at any time before it is cast at the Annual Meeting:

∎ Grant a subsequent proxy via the Internet or telephone;

∎ Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;

∎ Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

∎ If you are a stockholder of record, or a beneficial owner with a proxy from the stockholder of record, vote in person at the Annual Meeting.

Q. What will happen if I do not vote my shares?

∎	Stockholders of record. If you are the stockholder of record of your shares and you do not vote in person at the Annual Meeting, or by proxy via the Internet, by telephone, or by mail, your shares will not be voted at the Annual Meeting.

∎	Beneficial owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange, your broker or nominee has discretion to vote your shares on routine matters, such as Proposal No. 4, but does not have discretion to vote your shares on non-routine matters, such as Proposals No. 1, 2 and 3. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals No. 1, 2 or 3, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the applicable proposal. Pursuant to Maryland law, broker non-votes and abstentions are not included in the determination of the shares of common stock voting on such matter, but are counted for quorum purposes. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

Q. What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

∎ Stockholders of record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals No. 1, 2 and 4 and FOR EVERY 1 YEAR for Proposal No. 3.

∎ Beneficial owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 4, but do not have discretion to vote on non-routine matters, such as Proposals No. 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal No. 4 and any other routine matters properly presented for a vote at the Annual Meeting.

Q. What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

It means you own company common stock in more than one account, such as individually and jointly with another person. Please vote all of your common stock. Please see the section entitled Householding of Proxy Materials below for information on how you may elect to receive only one Notice.

Q. What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

Q. What vote is required in order to approve each proposal?

For each proposal, other than Proposal No. 3, the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting is required. Votes “cast” include only votes cast with respect to shares present in person or represented by proxy and excludes abstentions and broker non-votes.

For Proposal No. 3, the option of one year, two years or three years that receives the highest number of votes cast by stockholders (a “plurality”) will be the frequency for the advisory vote on executive compensation that has been selected by the stockholders. However, because this vote is advisory and not binding on the Board of Directors, the Board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the choice approved by a plurality of our stockholders.

Q. How will voting on any other business be conducted?

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the persons named as proxies will vote on the matter in their discretion.

Q. What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Q. Who will count the votes?

A representative of Computershare, our transfer agent, will act as the inspector of election and will tabulate the votes.

Q. How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual Meeting.

Important additional information
Costs of solicitation

The cost of solicitation of proxies will be paid by the company. We have retained Alliance

Advisors LLC to solicit proxies for a fee of approximately $6,500 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Invesco personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report on Form 10-K will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Principal executive offices
Our principal executive office is located at 1555 Peachtree Street, NE, Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

Stockholder proposals for the 2018 annual meeting

In accordance with the rules established by the SEC, any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual meeting of stockholders must be received by us no later than 120 days before the anniversary of the date of this Proxy Statement (e.g. not later than November 17, 2017). Such proposals should be sent to our Secretary in writing to Invesco Mortgage Capital Inc., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Bylaws, and must be a proper subject for stockholder action under Maryland law.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with SEC proxy rules, Maryland law, our Bylaws and other legal requirements, without seeking to have the proposal included in the company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Under our Bylaws, notice of such a proposal must generally be provided to our Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. The period under our Bylaws for receipt of such proposals for next year’s meeting is thus from October 18, 2017 to November 17, 2017. (However, if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, any notice by a stockholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered (i) not earlier than the 150th day prior to such annual meeting and (ii) not later than 5:00 p.m., Eastern Time on the later of (A) the 120th day prior to such annual meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made.) SEC rules permit proxyholders to vote proxies in their discretion in certain cases if the stockholder does not comply with these deadlines, and in certain other cases notwithstanding compliance with these deadlines.

United States Securities and Exchange Commission reports
A copy of the company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2016 (the “Annual Report”), is being furnished concurrently herewith to all stockholders as of the Record Date. Please read it carefully.

Stockholders may obtain a copy of the Annual Report, without charge, by visiting the company’s website or by submitting a request to our Secretary at: company.secretary@ invescomortgagecapital.com or by writing Invesco Mortgage Capital Inc., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Upon request to our Secretary, the exhibits set forth on the exhibit index of the Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Communications with the chairperson and non-executive directors
Any interested party may communicate with the Chairperson of our Board or to our non- executive directors as a group at the following addresses:

E-mail: company.secretary@invescomortgagecapital.com Mail: Invesco Mortgage Capital Inc. 1555 Peachtree Street N.E. Atlanta, Georgia 30309 Attn: Office of the Secretary

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.

In addition, the company maintains the Invesco Mortgage Capital Compliance Reporting Line for employees of the manager or its affiliates or individuals outside the company to report complaints or concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the company’s Code of Conduct or law. Further information about the Compliance Reporting Line is available on the company’s website.

Persons may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of Directors by sending a written communication appropriately addressed to:

Audit Committee
Invesco Mortgage Capital Inc.
1555 Peachtree Street N.E.
Atlanta, Georgia 30309
Attn: Office of the Secretary

Householding of proxy materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement and Annual Report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the company’s common stock will be householding the company’s proxy materials or the Notice. Accordingly, a single copy of the proxy materials or Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials or copies of the Notice, please notify your bank or broker, or contact our Secretary at: company. secretary@invescomortgagecapital.com, or by mail to Invesco Mortgage Capital Inc., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, or by telephone to 404-892-0896. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s proxy materials or the Notice to a stockholder at a shared address to which a single copy of the applicable document was delivered. Stockholders who currently receive multiple copies of the proxy materials or the Notice at their address and would like to request householding of their communications should contact their bank or broker or the Company Secretary at the contact address and telephone number provided above.

invescomortgagecapital.com                     IVRPROXY-BRO-1  03/17

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2017.

Vote by Internet

• Go to www.envisionreports.com/IVR

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” ITEMS 2 AND 4 AND FOR EVERY “1 YEAR” FOR ITEM 3.

1.	ELECTION OF DIRECTORS:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	1.1 - James S. Balloun	☐	☐	☐	1.2 - John S. Day	☐	☐	☐	1.3 - Karen Dunn Kelley	☐	☐	☐

	1.4 - Carolyn B. Handlon	☐	☐	☐	1.5 - Edward J. Hardin	☐	☐	☐	1.6 - James R. Lientz, Jr.	☐	☐	☐

	1.7 - Dennis P. Lockhart	☐	☐	☐	1.8 - Gregory G. McGreevey	☐	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	☐	☐	☐	3. ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION	☐	☐	☐	☐

4. APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	1 U P X	+

                        02JL4B

Important notice regarding the Internet availability of proxy materials for the 2017 Annual Meeting of Stockholders. The 2017 Proxy Statement and the 2016 Annual Report on Form 10-K are available at: www.envisionreports.com/IVR

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — INVESCO MORTGAGE CAPITAL INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INVESCO MORTGAGE CAPITAL INC.

The undersigned hereby appoints James S. Balloun, John M. Anzalone, Robson J. Kuster, Richard Lee Phegley, Jr. and Robert H. Rigsby, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the common stock of Invesco Mortgage Capital Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2017 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, of Invesco Mortgage Capital Inc., to be held at Invesco’s headquarters located at 1555 Peachtree Street N.E., Atlanta, Georgia 30309, with all powers which the undersigned would possess if present at the meeting.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+